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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-8, dated August 13, 1998, of our report dated November 21, 1997, and December 31, 1997 as to Notes 13 and 14, relating to the consolidated financial statements of Oak Tree Medical Systems, Inc. and Subsidiaries, as of May 31, 1997.


MOST, HOROWITZ & COMPANY, LLP


New York, New York
August 13, 1998